VIEWPOINT SECURITIES, LLC

401 West A Street, Suite 325
San Diego, CA 92101

ENGAGEMENT AGREEMENT

THIS ENGAGEMENT AGREEMENT (the "*Agreement*") is made and entered into as of January 8, 2010 by and among VIEWPOINT SECURITIES, LLC., a Delaware limited liability company ("*Viewpoint*") and Zoro Mining Corp, a Nevada corporation (the "*Company*").

RECITALS

WHEREAS, the Company desires to engage Viewpoint to act as its non-exclusive financial and capital markets advisor in connection with a possible Transaction (as defined below) involving the Company; and

WHEREAS, Viewpoint desires to accept such engagement and to consult and advise the Company on corporate finance and investment banking related matters as part of an on-going relationship.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

SCOPE AND TERM OF ENGAGEMENT

Scope: On the terms and subject to the provisions of this Agreement the Company hereby retains Viewpoint as its non-exclusive advisor to provide corporate finance and investment banking related advice in connection with a possible Transaction involving the Company, including, but not limited to, identifying and introducing potential third party Transaction partners acceptable to the Company ("*Transaction Candidates*" or "*Candidates*"), coordinating visits by and communication with such Transaction Candidates, performing financial analysis with respect to potential Transactions, assisting the Company in structuring, planning and negotiating the terms of a potential Transaction and assisting the Company in structuring a financing and potentially placing equity and debt securities of the Company with accredited investors (provided that the Company and Viewpoint first execute a separate placement agreement) (the "*Engagement*"). Viewpoint shall perform the services of the Engagement using its best efforts, skills, and services in accordance with all applicable laws in order to identify Candidates for a Transaction. Further, Viewpoint agrees that the Company has the right at the Company's sole discretion to approve, modify, or disapprove any and all proposals regarding a Transaction, and to approve or reject any prospective Transaction for any reason whatsoever. All negotiations with prospective Transaction Candidates must be conducted in conjunction with the Company.

For the purposes of this Agreement, ***Transaction*** means, whether effected directly by the Company (or any of the entities comprising the Company) or indirectly by or through any third party with which the Company may arrange to effect the Transaction or in one or more transactions or a series of transactions, any: (a) strategic partnership, supply, distribution, licensing or promotion arrangement, commercial relationship, joint or collaborative venture, strategic alliance or similar transaction with one or more Transaction Candidates (collectively, a "***Partnership***"), (b) merger, consolidation, reorganization or other business combination pursuant to which the Company and a Transaction Candidate, and/or all or a significant portion of their respective businesses or operations are combined (collectively, a "***Merger***"), (c) a transaction or series of transactions resulting in a sale, transfer or other disposition of all or a significant portion of the capital stock or assets of the Company by way of a tender or exchange offer, option, negotiated purchase, leveraged buyout, minority investment, recapitalization or otherwise (collectively, a "***Sale***") and (d) a transaction or series of transactions principally for bona fide capital raising purposes whereby cash is received by the Company in consideration for the issuance, conversion or cancellation of equity, debt or equity or debt linked securities by the Company (a "***Financing***").

1.1 Term. The Engagement shall continue in effect until January 31, 2011 and shall thereafter be automatically renewed for successive ninety (90) day periods unless and until terminated in writing by either the Company or Viewpoint. Notwithstanding the foregoing, the Agreement and the Engagement are terminable by either party upon 30 days written notice..

1.2 Termination for Cause. Article 1.1 notwithstanding, Viewpoint and/or the Company shall have the right to terminate this Agreement immediately for Cause upon written notice to the other party.

For the purposes of this Agreement, ***Cause*** shall mean (a) any failure on the part of the Company to file, provide, produce or otherwise furnish any report, schedule, form, statement or other document required to be filed by it under any federal, state, local, municipal, foreign, international or multinational law, statute, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under any governmental, self-regulatory or quasi-governmental authority of any nature, (b) any breach by the Company of its duties or obligations under this Agreement, (c) with respect or in relation to either the Company or Viewpoint, the occurrence, existence or discovery of any event, violation, inaccuracy, circumstance or other matter that could reasonably expected to have or result in a Material Adverse Effect on the Company. The term "Cause" as used hereunder shall specifically exclude the existing Cease Trade Order ("CTO") issued by the British Columbia Securities Commission ("BCSC") against the Company dated December 11, 2009, and the failure by the Company to file those certain documents complained of in the CTO.

For the purposes of this Agreement, an event, violation, inaccuracy, circumstance or other matter will be deemed to have a ***Material Adverse Effect*** on the Company if such event, violation, inaccuracy, circumstance or other matter (considered together with all other events, violations, inaccuracies, circumstances or other matters) had or would reasonably be expected to have a material adverse effect on (a) the business, condition, capitalization, assets, liabilities, operations, financial performance or prospects of the Company as a whole or (b) the ability of the Company to consummate any Transaction, *provided, however,* that a Material Adverse Effect shall not include (i) any change in general business or economic conditions in the United States that do not disproportionately impact the Company; (ii) any change or effect resulting from an announcement of a Transaction or (iii) any adverse effect resulting from any change in accounting requirements or principles as is required by law.

1.3 Non-Disparagement. In the event this Agreement is terminated for Cause pursuant to Article 1.2, the parties shall not make any negative or disparaging statement or communication about any other party, or their past and present directors, officers, employees, agents or representatives. Notwithstanding the foregoing, nothing in this Article shall prevent any party from making truthful statements when required by law or by order of a court or other body with apparent jurisdiction.

COMPENSATION FOR SERVICES

1.4 Retainer. The Company shall pay Viewpoint a retainer (a "Retainer") in the amount of ten thousand U.S. Dollars ($10,000), such Retainer to be credited against any expenses incurred by Viewpoint pursuant to Section 1.6 of this Agreement, or otherwise applicable to fees earned by Viewpoint under this Agreement.

1.5 Fee Payable in Connection with a Financing.

(a) Equity or Convertible Financing. If during the term of this Agreement, the Company consummates and closes the funding of a Transaction or series of Transactions principally for bona fide capital raising purposes whereby cash is received by the Company in consideration for the issuance, conversion or cancellation of equity or equity linked securities, including but not limited to securities convertible into equity of the Company (an "***Equity Financing***") with any Transaction Candidate, the Company will:

(i) pay Viewpoint a cash fee equal to eight percent (8%) of the gross proceeds raised and actually received by the Company in such ***Equity Financing***; and

(ii) issue Viewpoint warrants to purchase shares of common stock of the Company (the "***Warrants***") equal to ten percent (10%) of the equity or equity linked securities sold in such ***Equity Financing***, *provided, that*, the Warrants will be identical in all material respects to other warrants sold in such ***Equity Financing***, if any, including exercise price, maturity date, cashless exercise, registration rights and anti-dilution protections, and *provided further*, that in the event no other warrants are sold in the ***Equity Financing***, the Warrant will have an exercise price equal to $0.70 per share and a maturity date equal to the date which is three (3) years after the date such all or part of an ***Equity Financing*** is closed. The Warrants are callable by the Company if the share price of the Company closes at or above $2 per share for ten consecutive trading days and upon providing Viewpoint with at least 14 days written notice.

(iii) Notwithstanding the fees set forth in sections 1.5(a)(i) and 1.5(a)(ii) above, in the event of an Equity Financing with an entity introduced by the Company or Sweetwater Capital or their respective associates (the names of such entity or entities (collectively the "Excluded Entities") to be submitted in writing to Viewpoint prior to contact), Viewpoint shall receive and the Company shall pay Viewpoint a cash fee equal to three percent (3%) of the gross proceeds raised and actually received by the Company from such Excluded Entities (the "Excluded Gross Proceeds") and Warrants equal to five percent (5%) of the Excluded Gross Proceeds.

(b) Debt Financing. If during the term of this Agreement the Company consummates a Transaction or series of Transactions principally for bona fide capital raising purposes whereby cash is received by the Company in consideration for the issuance, conversion or cancellation of debt or debt linked securities (a ***"Debt Financing"***) with any Transaction Candidate identified and introduced by Viewpoint during the term of this Agreement, the Company will pay Viewpoint a cash fee equal to (a) eight percent (8%) of the first $2,000,000 in gross proceeds raised by the Company in such Debt Financing, *plus* (b) six percent (6%) of the gross proceeds raised and received by the Company between $2,000,001 and $7,000,000, if any, *plus* (c) four percent (4%) of the gross proceeds raised by the Company in excess of $7,000,001, if any.

(c) Partnership, Merger, or Sale: The following provisions contained in this Section 1.5(c) shall only become effective and enforceable by the parties to this Agreement in the event that the Company consummates a Financing (either equity or debt) with a Transaction Candidate introduced by Viewpoint during the Term of this Agreement, immediately upon which this Section 1.5(c) shall automatically become effective and part of this Agreement.

If during the term of this Agreement, or within 18 months thereafter, the Company consummates a Partnership, Merger, or a Sale, or any combination thereof with a Transaction Candidate introduced by Viewpoint, whether in a single Transaction or a series of Transactions, the Company will pay Viewpoint a cash fee equal to (i) three and one-half percent (3.5%) of the ***Aggregate Partnership Value*** in event of a Partnership, or (ii) three and one-half percent (3.5%) of the ***Aggregate Merger or Sale Consideration*** in event of a Merger or Sale, received by the Company in connection with such Partnership, Merger or Sale, and payable immediately upon closing of the Transaction (the "Closing").

For purposes of this Agreement, ***Aggregate Partnership Value*** shall mean an amount equal to the aggregate value, as mutually agreed upon by the Company and Viewpoint in good faith, of the proceeds, assets and other consideration payable or to be contributed to such Partnership by the Transaction Candidate to such Partnership (which shall be deemed to include installment, escrowed or contingent amounts and other payments), including, without limitation, cash, notes, securities, intellectual property or other assets, licenses, distributions and service agreements and other property.

For the purposes of this Agreement, ***Aggregate Merger or Sale Consideration*** shall mean an amount equal to (a) the total proceeds received by the Company or its security holders (including amounts paid to the holders of options, warrants and convertible securities), *plus* (b) the principal amount of all indebtedness for borrowed money (including, without limitation, any lending lease obligations) assumed by the acquiring party in connection with the Transaction, if any, *plus* (c) cash payments paid or payable in consideration for personal service agreements and agreements or covenants not to compete entered into by any party in connection with Transaction, if any, *plus* (e) cash dividends paid to the Company's shareholders in connection with the Transaction. Notwithstanding the foregoing:

i. amounts paid into escrow will be included in the calculation of Aggregate Merger or Sale Consideration and the fee on such amounts will be payable to Viewpoint upon establishment of such escrow;

ii. amounts payable in the future upon the occurrence of some future event *("Contingent Payments")* will be included in the calculation of Aggregate Merger or Sale Consideration and the fee on such Contingent Payments will be calculated and paid to Viewpoint if and when such Contingent Payments are made; and

iii. in the event of a Transaction pursuant to which less than 100% of the Company's outstanding equity securities are acquired, only those securities actually acquired shall be considered for the purposes of calculating Aggregate Merger or Sale Consideration hereunder

(d) Fees Payable after Termination Period. Notwithstanding anything else to the contrary in this Section **1.5(d)**, for any Transaction entered into within one (1) year following the expiration of the Term, Viewpoint shall be entitled to receive, and the Company shall be obligated to pay to Viewpoint, the fees set forth in Section **1.5** and herein with respect to any Transactions entered into by the Company with any Candidate introduced by Viewpoint (including, but not limited to, entities introduced or referred to the Company by or on behalf of entities introduced to the Company by Viewpoint, and entities which are affiliates of entities introduced to the Company by Viewpoint) or with whom Viewpoint was working on behalf of the Company at the Company's direction, a list of which entities shall be provided to the Company at the end of the Term.

(e) Payment in the Form of Securities. If all or a portion of the proceeds paid or payable in connection with a Partnership, Merger or asset sale are paid in the form of securities, the value of such securities for purposes of calculating Aggregate Partnership Value or Aggregate Merger or Sale Consideration shall be equal to the average of the last sales prices for such securities on the five trading days ending on the date that the Transaction is consummated. If such securities do not have an existing public trading market, the fair market value of the securities on the day prior to the consummation of the Transaction shall be the mutually agreed upon . If the Company and Viewpoint are unable to reach an agreement on the fair market value, the parties agree to hire an appraisal firm to provide an independent valuation of the securities, all appraisal fees being shared equally by the parties.

(f) No Finders or Other Brokers. The Company represents that this agreement does not conflict with any other finder or broker agreement entered into by Company, and that if another person or entity is entitled to payment by Company of a finder's fee or any type of brokerage commission in connection with any Transactions contemplated by this Agreement as a result of any agreement or understanding with the Company, this will not reduce Company's obligations to Viewpoint hereunder. Viewpoint likewise represents that to the extent it has incurred any broker or finder's fee obligation, e.g., for a third party's assistance to Viewpoint, such obligation will be and remain Viewpoint's responsibility.

1.6 Expenses. The Company agrees to reimburse Viewpoint upon consummation or closing of the Transaction or Transactions contemplated hereby or upon termination of Viewpoint's services pursuant to Section **1.1 or 1.2** of this Agreement, for Viewpoint's reasonable and actual out-of-pocket, third party expenses, including (i) any fees and expenses incurred by Viewpoint during the period leading up to execution of this Agreement and during the entire term hereof, which relate directly or indirectly to Viewpoint's review, investigation and analysis of the Company's operational, legal and financial condition, whether done by Viewpoint, its representatives or affiliates, (ii) the fees and disbursements of

Viewpoint's outside attorneys, and (iii) any sales, use or similar taxes arising in connection with any matter referred to in this Agreement. Viewpoint shall notify-the Company if any single expense to be reimbursed pursuant to this Section **1.6** exceeds $5,000. In addition, expenses to be reimbursed by the Company pursuant to this Section **1.6** shall not exceed $25,000 in the aggregate without the Company's prior consent.

1.7 Timely Payment. Unless waived by Viewpoint, all amounts due Viewpoint under this Agreement_shall be paid upon the consummation or closing of a transaction or series of Transactions by a qualified bank escrow account Any and all expenses, fees and/or commissions due Viewpoint be distributed directly to Viewpoint from escrow at each closing.

1.8 Right of First Offer: For a period of twelve months following the expiration of the Term, Viewpoint shall have right of first offer for 15 days to participate in any Company Financing.

ARTICLE 2

USE AND DISCLOSURE OF INFORMATION

2.1 Use and Reliance by Viewpoint. The Company recognizes and confirms that Viewpoint in acting pursuant to this Engagement will be using publicly available information and information in reports and other materials provided by others, including, without limitation, information provided by or on behalf of the Company and that Viewpoint does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such information. The Company agrees to furnish or cause to be furnished to Viewpoint all necessary or appropriate information for use in its Engagement and to furnish or cause to be furnished updated and current information to Viewpoint upon request, at any time, and without limitation of any kind as to the frequency with which such requests may be made. For the avoidance of doubt, the parties hereby agree and acknowledge that the information deemed necessary and appropriate under this Article 2.1 and therefore produceable to Viewpoint by the Company upon request, at any time and from time to time, shall include, but not be limited to audited and unaudited financial statements of any kind and from any period or interim period that relate in any way to any assets, liabilities, equity, debt, capital source or lending arrangement of the Company or its affiliates, regardless of the type, source or purpose thereof. The Company hereby warrants that any information relating to the Company or its affiliates or the Transaction that is furnished to Viewpoint by or on behalf of the Company will be true and correct in all material respects and not misleading by omission or otherwise and that every statement of opinion, intention or expectation therein by the Company will be honestly held. The Company further undertakes an affirmative obligation to immediately notify Viewpoint in the event any information made available by the Company pursuant to this Article 2.1 ceases to be true and correct in all material respects or becomes misleading in any way by omission or otherwise. **Disclosure of Information by Viewpoint.** The Company acknowledges and agrees that Viewpoint is and has been engaged as a broker, dealer, placement agent, finder, advisor, and deal maker, by and for other companies in the industry in which the Company is involved. Accordingly, the Company agrees that Viewpoint shall not be required to act exclusively for the Company and may now and, from time to time in the future, be engaged by other companies that compete with the Company. Viewpoint may, but shall not be required to bring opportunities to the Company's attention and shall have no duty to disclose or use for the Company's benefit any non-public information acquired in the course of providing services to any other person, engaging in any transaction (on Viewpoint's own account or otherwise) or otherwise carrying on its business.

2.2 Confidentiality. Any financial or other advice, descriptive memoranda or other documentation rendered by Viewpoint pursuant to this Agreement may not be disclosed publicly or to any third party in any manner without the prior written approval of Viewpoint, which approval shall not be unreasonably withheld. All non-public information given to Viewpoint by the Company will be considered as confidential information and shall be maintained as such by Viewpoint until the same becomes known to third parties or the public without release thereof by Viewpoint, at which point it shall become non-confidential information. It is understood that Viewpoint may disclose confidential information supplied by the Company only to those Transaction Candidates who require such material for the sole and exclusive purpose of evaluating a proposed Transaction. Further,Viewpoint agrees that any confidential information provided to Transaction Candidates in connection with a proposed Transaction shall be transmitted pursuant to a confidentiality agreement, the form of which shall be approved by the Company.

ARTICLE 3

INDEMNIFICATION

3.1 Indemnification. The Company shall indemnify Viewpoint, its agents and affiliates in **accordance with Exhibit A attached hereto** and made a part hereof.

MISCELLANEOUS

3.2 Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and performed entirely within California, without giving effect to conflict of law principles thereof.

3.3 Arbitration.

(a) Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled pursuant to this Article 3.3 and by arbitration in accordance with commercial rules of the American Arbitration Association (*"AAA"*). Arbitration proceedings conducted pursuant to this Article 3.3 shall be held in the State of California, County of San Diego.

(b) Arbitrations shall be conducted by a single arbitrator (the ***"Arbitrator"***) selected at random from a list of arbitrators maintained in the office of AAA in State of California, County of San Diego. The Arbitrator must be a person experienced in corporate law or the law of commercial finance and must have served as an arbitrator in not less than three prior commercial arbitrations involving primarily questions of commercial or corporate law conducted under the AAA rules. The Arbitrator may not be a person who ever has been an affiliate of or attorney for any party or for any of their respective affiliates.

(c) The parties shall allow and participate in discovery in accordance with the United States Federal Rules of Civil Procedure for a period of 30 days after the filing of an answer or other responsive pleading. Unresolved discovery disputes may be brought to the attention of the Arbitrator for resolution.

(d) Any provisional remedy that would be available from a court of law shall be available from the Arbitrator to the parties pending arbitration. Any party may, without inconsistency with this Agreement, apply to any court of proper jurisdiction and seek injunctive relief to maintain the status quo until the arbitration award is rendered or the controversy is otherwise resolved.

(e) The Arbitrator's award shall be made in writing, but shall not make any findings of fact or conclusions of law. The Arbitrator shall have no authority to award punitive or other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding, or award that does not conform to the terms and conditions of this Agreement and the Merger Agreement. Judgment on any arbitration award may be entered by the Arbitrator or by any party in any court having jurisdiction thereof. No party or Arbitrator may disclose the existence, content, or results of any arbitration or arbitration award without the prior written consent of all parties involved in the arbitration except to the extent necessary to enter and enforce a judgment based upon such award.

(f) The award of the Arbitrator shall be final and not subject to appeal. Each party hereby waives the benefit of any applicable law that would permit it to appeal the decision of the Arbitrator to any court or other authority.

(g) All fees and expenses of the arbitration shall be borne by the parties equally. However, each party shall bear the expense of its own counsel, experts, witnesses, and preparation and presentation of proofs.

3.4 Survival. The provisions of this Agreement relating to compensation, information, indemnification and dispute resolution in Articles 1, 2 and 3 respectively, shall survive the completion of this Agreement or its termination pursuant to Articles 1.1 or 1.2 hereof.

3.5 Agency. It is understood and agreed that Viewpoint will act under this Agreement as an independent contractor with duties solely to the Company and nothing in this Agreement or the nature of Viewpoint's services in connection with this Engagement or otherwise shall be deemed to create a fiduciary duty or fiduciary or agency relationship between Viewpoint and the Company or its stockholders, employees or creditors, and the Company agrees that it shall not make, and hereby waives, any claim based on an assertion of such fiduciary duty or relationship.

3.6 Successors and Assigns. This Agreement shall be binding upon the Company and Viewpoint and their respective successors and assigns and any successor or assign of any substantial portion of the Company's or Viewpoint's respective businesses and/or assets. Notwithstanding the foregoing, upon the consummation of a Transaction or series of Transactions resulting in a Merger or Sale of the Company, this Agreement shall be terminable in all respects if required by a third-party purchaser, *provided that*, Viewpoint shall remain entitled to its cash fee and expenses pursuant to Sections 1.5 and 1.6 of this Agreement, as applicable.

3.7 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

3.8 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.9 Amendment and Waiver. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing executed by both Viewpoint and the Company.

3.10 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to Viewpoint:

VIEWPOINT SECURITIES, LLC
401 West A Street, Ste. 325
San Diego, CA 92101
Attn: Paul DiFrancesco or Seth Leyton
Fax: 619-272-2811

If to Company:

Zoro Mining Corp
3040 N. Campbell Avenue
Suite 110
Tucscon, AZ 85719

3.11 Attorneys' Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

3.12 Third Party Beneficiaries. It is agreed that Viewpoint has been retained to provide services to the Company, and not to any other person, and the Engagement is not intended to confer rights upon any person (including shareholders, employees or creditors of the Company) not a party hereto.

3.13 Titles and Subtitles. The titles of the articles and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

3.15 Pronouns. All pronouns contained herein, and any variations thereof shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

IN WITNESS WHEREOF, the parties hereto have executed the **ENGAGEMENT AGREEMENT** as of the date set forth in the first paragraph hereof.

VIEWPOINT SECURITIES, LLC

By: ______________________________

Name: Paul Difrancesco
Title: Partner
Date: ________________

VIEWPOINT SECURITIES, LLC

By: ______________________________

Name: Seth Leyton
Title: Partner
Date: ________________

COMPANY:

ZORO MINING CORP.

By: Andrew Brodkey

Name: Andrew Brodkey
Title: President
Date: 1/20/2010

IN WITNESS WHEREOF, the parties hereto have executed the **ENGAGEMENT AGREEMENT** as of the date set forth in the first paragraph hereof.

VIEWPOINT SECURITIES, LLC

By: ______________________

Name: Paul Difrancesco
Title: Partner
Date: 11/20/2010

VIEWPOINT SECURITIES, LLC

By: ______________________

Name: Seth Leyton
Title: Partner
Date: 11/20/2010

COMPANY:

ZORO MINING CORP.

By: ______________________

Name:
Title:
Date: ____________

Exhibit A

The Company agrees that it will indemnify and hold harmless Viewpoint, its affiliates, and their respective directors, members, officers, employees, agents, representatives and controlling persons (collectively " Viewpoint" and each such entity or person being an "**Indemnified Party**") from and against any and all losses, claims, damages and liabilities, joint or several, as incurred, to which such Indemnified Party may become subject, and related to or arising out of the engagement of Viewpoint hereunder, the activities performed or omitted by or on behalf of an Indemnified Party pursuant to this Agreement, the Transactions contemplated thereby or Viewpoint's role in connection therewith; *provided* that the Company will not be liable to the extent that any loss, claim, damage or liability is found in a final judgment (not subject to further appeal) by a court to have resulted primarily from actions taken or omitted to be taken by Viewpoint in bad faith or from Viewpoint's gross negligence or willful misconduct in performing the services described above. The Company also agrees to reimburse any Indemnified Party for all expenses (including reasonable counsel fees and disbursements) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, or any action, investigation, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party, whether or not liability resulted and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of Viewpoint pursuant to, or the performance by Viewpoint of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final judgment (not subject to further appeal) by a court to have resulted primarily from actions taken or omitted to be taken by Viewpoint in bad faith or from Viewpoint's gross negligence or willful misconduct.

.

Promptly after receipt by an Indemnified Party of notice of any claim or the commencement of any action, suit or proceeding with respect to which an Indemnified Party may be entitled to indemnity hereunder, such Indemnified Party will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action, suit or proceeding and will employ counsel satisfactory to the Indemnified Parties and will pay the fees and disbursements of such counsel, as incurred. Notwithstanding the preceding sentence, any Indemnified Party will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if such Indemnified Party reasonably determines that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable or if such Indemnified Party reasonably determines that the Company's assumption of the defense does not adequately represent its interest. In such event, the fees and disbursements of such separate counsel will be paid by the Company, but in no event will the Company be liable for the fees and expenses of more than one counsel (in addition to local) for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general claims or circumstances.
The Company agrees that, without Viewpoint's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provision of this Agreement (whether or not Viewpoint or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding. Viewpoint agrees that, without the Company's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which

indemnification could be sought under the indemnification provision of this Agreement (whether or not the Company is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of the Company Indemnified Party from all liability arising out of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Company Indemnified Party.

In the event any Indemnified Party is requested or required to appear as a witness in any action, suit or proceeding brought by or on behalf of or against the Company or any affiliate or any participant in a Transaction covered hereby in which such Indemnified Party is not named as a defendant, the Company agrees to reimburse Viewpoint and such Indemnified Party for all reasonable disbursements incurred by them in connection with such Indemnified Party's appearing and preparing to appear as a witness, including, without limitation, the reasonable fees and disbursements of their legal counsel, and to compensate Viewpoint and such Indemnified Party in an amount to be mutually agreed upon.

In the event that any amounts due under these indemnification provisions contained in this Exhibit A are not paid within thirty days after written notice of such event giving rise to the indemnification obligations, such amounts shall bear interest at a rate of 1.5% per month or at the highest rate permitted under the laws of the State of California, whichever rate is lower.

The provisions of Exhibit A shall be in addition to any liability which the Company may otherwise have. These provisions shall be governed by the law of the State of California and shall be operative, in full force and in full effect, regardless of any termination or expiration of this agreement, subject to Section 1.2 of the Agreement.